================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  SEPTEMBER 3, 1996


                        [CAMPBELL SOUP COMPANY -- LOGO]


             (Exact name of Registrant as specified in its charter)


                                   New Jersey
                             State of Incorporation

                                     1-3822
                            (Commission File Number)

                                   21-0419870
                       I.R.S. Employer Identification No.


                                 Campbell Place
                         Camden, New Jersey  08103-1799
                          Principal Executive Offices

                        Telephone Number: (609) 342-4800


================================================================================

Item 7.    Financial Statements and Exhibits

           (a) Financial Statements of Business Acquired: See pages F-1 through F-23 of this Report.


                                 Pace Foods, Ltd.

                                 Financial Statements

                                 Years Ended December 31, 1994 and 1993
                                 with Report of Independent Auditors

                                Pace Foods, Ltd.

                              Financial Statements


                     Years Ended December 31, 1994 and 1993




                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . .  1


Financial Statements

Balance Sheets  . . . . . . . . . . . . . . . . . . .  . . . . . . . . . 2
Statements of Income  . . . . . . . . . . . . . . . .  . . . . . . . . . 4
Statements of Shareholder's and Partners' Equity  . .  . . . . . . . . . 5
Statements of Cash Flows  . . . . . . . . . . . . . .  . . . . . . . . . 6
Notes to Financial Statements   . . . . . . . . . . .  . . . . . . . . . 8

                         Report of Independent Auditors



General Partner of
  Pace Foods, Ltd.

We have audited the accompanying balance sheets of Pace Foods, Ltd. as of December 31, 1994 and 1993, and the related statements of income, shareholder's and partners' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pace Foods, Ltd. at December 31, 1994 and 1993 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.



Ernst & Young LLP
San Antonio, Texas
June 30, 1995





                                                                               1

                                Pace Foods, Ltd.

                                 Balance Sheets


                                                                                 DECEMBER 31

                                                                           1994                1993
                                                                   ----------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                             $16,977,918           $945,597
  Investments                                                             2,630,097                  -
  Trade accounts receivable                                              18,066,761         12,944,862
  Inventories                                                             7,612,526          6,067,873
  Prepaid expenses                                                          360,111            298,732
  Current portion of note receivable from shareholder
                                                                         32,727,000          4,091,000
  Advances to growers                                                     1,636,724          1,910,286
  Other receivables                                                         614,353             39,565
                                                                   ----------------------------------------
Total current assets                                                     80,625,490         26,297,915
Intangible assets, net                                                    3,331,537          3,396,708
Property, plant, and equipment, net                                      25,111,521         26,230,905
Other assets:
  Long-term investments                                                     983,072          1,033,072
  Notes receivable from shareholder                                               -         32,727,000
  Notes receivable principally from officers and employees
                                                                          1,070,243          1,271,305
  Notes receivable  growers                                                 941,252                  -
  Other                                                                     139,300            367,245
                                                                   ----------------------------------------
                                                                          3,133,867         35,398,622
                                                                   ----------------------------------------
Total assets                                                           $112,202,415        $91,324,150
                                                                   ========================================





                                                                               2

                                                                                DECEMBER 31

                                                                          1994                1993
                                                                   ----------------------------------------
LIABILITIES AND SHAREHOLDER'S AND PARTNERS' EQUITY

Current liabilities:

  Accounts payable                                                    $ 11,438,142         $ 8,141,586

  Accrued expenses                                                       4,689,795           5,681,372

  Revolving line of credit                                              20,000,000                   -
                                                                   ----------------------------------------
Total current liabilities                                               36,127,937          13,822,958


Other accrued liabilities                                                8,678,254           5,821,318


Shareholder's and partners' equity:
  Common stock, par value, $.01 per share; authorized
    1,000 shares; issued and outstanding 100 shares
                                                                                 -                   1

  Retained earnings                                                              -          71,679,873

  Unrealized holding loss on investments                                 (111,283)                   -

  General partner's capital                                              3,064,467                   -

  Limited partner's capital                                             64,443,040                   -
                                                                   ----------------------------------------
Total shareholder's and partners' equity                                67,396,224          71,679,874




                                                                   ----------------------------------------
Total liabilities and shareholder's and partners' equity
                                                                      $112,202,415         $91,324,150
                                                                   ========================================




See accompanying notes.





                                                                               3

                                Pace Foods, Ltd.

                              Statements of Income


                                                                             YEAR ENDED DECEMBER 31

                                                                      1994            1993            1992
                                                                ------------------------------------------------
Net sales                                                         $239,697,067    $211,977,203    $195,621,023
Cost of sales                                                      120,927,833     108,557,940      99,384,109
                                                                ------------------------------------------------
Gross profit                                                       118,769,234     103,419,263      96,236,914

Operating expenses:
  Selling                                                           59,728,310      51,284,854      43,246,896
  General and administrative                                        11,940,841      17,946,332      14,918,290
                                                                 -----------------------------------------------
Operating profit                                                    47,100,083      34,188,077      38,071,728

Other income (expense):
  Amortization expense                                                (173,277)       (206,135)       (206,135)
  Interest expense                                                  (1,160,807)     (3,697,764)     (4,310,008)
  Interest income - note receivable                                  3,395,018       3,817,209       4,285,894
  Investment income                                                    552,060       1,183,686         715,105
  Unrealized loss on short accounts                                     (2,507)        (24,259)         (2,525)
  Equity in income of long-term investments                            (41,113)              -           5,185
  Gain (loss) on sale of investments                                  (169,873)         89,425             350
  Miscellaneous (expense) income                                    (1,069,699)         38,488         103,634
                                                                 -----------------------------------------------
Income before taxes and extraordinary item                          48,429,885      35,388,727      38,663,228

State income taxes                                                      16,342       1,020,045       1,298,487
                                                                 -----------------------------------------------
Income before extraordinary item                                    48,413,543      34,368,682      37,364,741


Extraordinary item:
  Loss on early extinguishment of debt (less applicable
    state income taxes of $105,935)
                                                                             -       2,248,170               -
                                                                 -----------------------------------------------

Net income                                                         $48,413,543     $32,120,512     $37,364,741
                                                                 ===============================================




See accompanying notes.





                                                                               4

                                Pace Foods, Ltd.

                Statements of Shareholder's and Partners' Equity


                                                                                     C.A.G.           C.A.G.
                                                                                   MANAGEMENT,       HOLDING,         TOTAL
                                                                    UNREALIZED       INC.             INC.         SHAREHOLDER'S
                                                                      HOLDING        GENERAL         LIMITED           AND
                                   COMMON STOCK        RETAINED       LOSS ON        PARTNER         PARTNER         PARTNERS'
                                 SHARES     AMOUNT     EARNINGS     INVESTMENTS      CAPITAL         CAPITAL          EQUITY
                                 -----------------------------------------------------------------------------------------------
Balance at
  January 1, 1992                  100        $1     $ 49,060,736    $       -      $        -     $          -    $ 49,060,737
    Cash distributions paid          -         -      (26,652,786)           -               -                -     (26,652,786)
    Net income                       -         -       37,364,741            -               -                -      37,364,741
                                 -----------------------------------------------------------------------------------------------
Balance at
  December 31, 1992                100         1       59,772,691            -               -                -      59,772,692
    Cash distributions paid          -         -      (20,173,374)           -               -                -     (20,173,374)
    Noncash distribution             -         -          (39,956)           -               -                -         (39,956)
    Net income                       -         -       32,120,512            -               -                -      32,120,512
                                 -----------------------------------------------------------------------------------------------
Balance at
  December 31, 1993                100         1       71,679,873            -               -                -      71,679,874
    Reorganization and
      capital restructuring
      on January 1, 1994          (100)       (1)     (71,679,873)           -       3,030,300       71,679,874       3,030,300
    Unrealized holding gain
      on investments                 -         -                -     (111,283)              -                -        (111,283)
    Cash distributions paid          -         -                -            -        (449,968)     (55,166,242)    (55,616,210)
    Net income                       -         -                -            -         484,135       47,929,408      48,413,543
                                 -----------------------------------------------------------------------------------------------
Balance at
  December 31, 1994                  -        $-     $          -    $(111,283)     $3,064,467     $ 64,443,040    $ 67,396,224
                                 ===============================================================================================



See accompanying notes.





                                                                               5

                                Pace Foods, Ltd.

                            Statements of Cash Flows


                                                                                 YEAR ENDED DECEMBER 31

                                                                            1994            1993            1992
                                                                        --------------------------------------------
OPERATING ACTIVITIES
Net income                                                               $48,413,543    $ 32,120,512    $ 37,364,741
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Depreciation and amortization                                          4,776,217       4,255,374       2,794,356
    Loss on sale of property, plant, and equipment                           135,977          12,056           4,030
    Equity in income of long-term investments                                 50,000               -          (5,185)
    Loss (gain) on sale of investments                                       169,873         (89,425)           (350)
    Changes in operating assets and liabilities:
         (Increase) decrease in trade accounts receivables                (5,121,899)        411,051        (980,097)
         (Increase) decrease in inventories                               (1,544,653)        959,808      (1,137,649)
         (Increase) decrease in prepaid expenses                             (61,379)         60,048          52,210
         (Decrease) increase in advances to growers                         (667,690)       (514,595)     (1,395,691)
         (Increase) decrease in other receivables and
           other assets                                                     (346,843)      2,186,432        (431,014)
         Increase in accounts payable and accrued expenses                 5,161,915       1,539,241       1,041,755
         (Decrease) increase in state income taxes payable                         -      (1,501,398)      1,501,398
                                                                        --------------------------------------------
Net cash provided by operating activities                                 50,965,061      39,439,104      38,808,504

INVESTING ACTIVITIES
Purchases of property, plant, and equipment                               (3,610,196)     (8,186,475)     (6,616,138)
Proceeds from sale of property, plant, and equipment                          14,880          41,280          13,445
Decrease (increase) in notes receivable principally from
  officers and employees                                                     201,062        (314,058)       (149,028)
Decrease in long-term receivables                                                  -               -          45,813
(Decrease) increase in payable to broker                                           -        (519,918)        519,918
Principal payments on note receivable from shareholder                     4,091,000       4,091,000       8,182,000
Purchases of investments                                                 (38,073,920)    (70,666,738)    (51,806,985)
Proceeds from sale of investments                                         35,162,667      97,899,781      41,815,718
Purchase of intangible                                                      (132,323)        (51,550)              -
                                                                        --------------------------------------------
Net cash provided by (used in) investing activities                       (2,346,830)     22,293,322      (7,995,257)





                                                                               6

                                Pace Foods, Ltd.

                                                                   YEAR ENDED DECEMBER 31

                                                      1994                 1993                1992
                                                  ------------------------------------------------------
FINANCING ACTIVITIES
Principal payments on long-term debt              $          -       $   (40,909,000)      $ (9,091,000)
Proceeds from draw on revolving line of credit      30,000,000                     -                  -
Payments on revolving line of credit               (10,000,000)                    -                  -
Capital contribution by general partner              3,030,300                     -                  -
Cash distributions paid                            (55,616,210)          (20,173,374)       (26,652,786)
                                                  ------------------------------------------------------
Net cash used in financing activities              (32,585,910)          (61,082,374)       (35,743,786)
                                                  ------------------------------------------------------
Increase (decrease) in cash and cash equivalents    16,032,321               650,052         (4,930,539)

Cash and cash equivalents
  at beginning of year                                 945,597               295,545          5,226,084
                                                  ------------------------------------------------------
Cash and cash equivalents
  at end of period                                $ 16,977,918       $       945,597       $    295,545
                                                  =====================================================

SUPPLEMENTAL DISCLOSURES
Interest paid                                     $    809,992       $     4,577,308       $  4,443,876
State income taxes paid                                  2,342             2,521,443                  -


NONCASH TRANSACTIONS
Investing activities:
  Unrealized holding loss on investments          $    111,283       $             -       $          -

  Distribution of long-term investment                       -                39,956                  -

  Transfer of farmer advances to long-term notes
    receivable                                         941,252                     -                  -


See accompanying notes.





                                                                               7

                                Pace Foods, Ltd.

                         Notes to Financial Statements

                           December 31, 1994 and 1993


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND CAPITAL RESTRUCTURING

Pace Foods, Inc., a Delaware corporation (the Company), was incorporated on November 13, 1991. Effective January 1, 1994, the Company changed its name to C.A.G. Holding, Inc., a Delaware corporation, and simultaneously transferred all of its assets and liabilities to Pace Foods, Ltd., a Texas limited partnership (the Company, Ltd.), in consideration for a 99% limited partnership interest in the Company, Ltd. Additionally, C.A.G. Management, Inc., a Delaware corporation, purchased a 1% general partnership interest in the Company, Ltd. for cash consideration of $3,030,300. Pursuant to the General Conveyance, Transfer and Assignment dated January 1, 1994, the audited balance sheet of the Company as of December 31, 1993 became the beginning balance sheet of the Company, Ltd. C.A.G. Holding, Inc. and C.A.G. Management, Inc. are owned 100% by the same sole shareholder who was the previous sole shareholder of the Company prior to the reorganization. The reorganization has not been retroactively reported in the financial statements as the assets, liabilities, and operations after the reorganization and capital restructuring are still owned 100% by the previous sole shareholder of the Company.

The year ended December 31, 1994 represents 100% of the operations of the Company, Ltd. from January 1, 1994 to December 31, 1994 and the assets and liabilities of the Company, Ltd. at December 31, 1994.

All references to the "Company" for 1992 and 1993 and "Company, Ltd." for 1994 relate to the same operating assets, liabilities, and operations of Pace Foods. The capital restructuring had no effect on the ultimate ownership by the sole shareholder other than legal structure and taxing entities.

DESCRIPTION OF BUSINESS

The Company is a food products manufacturer specializing in tomato-based products with jalapenos. The Company currently has two primary products: Pace Picante Sauce, the original product, and Pace Thick & Chunky Salsa.





                                                                               8

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include currency on hand, money market accounts, demand deposits with financial institutions, and all highly liquid financial instruments purchased with an original maturity of three months or less.

INVESTMENTS

Management determines the appropriate classification of marketable equity and debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. At December 31, 1994, all of the Company's marketable equity and debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. The cost of securities sold is based on the specific identification method. Dividends on securities classified as available-for-sale are included in "investment income."

TRADE ACCOUNTS RECEIVABLE

Accounts receivable are recorded on an accrual basis in the period in which the product is shipped. Trade accounts receivable is shown, less allowance for doubtful accounts of $81,290, $82,439, and $81,290 for the years ended
December 31, 1994, 1993, and 1992, respectively. Management has estimated and recorded an allowance for sales discounts on an accrual basis to recognize unearned discounts. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

INVENTORIES

The Company's inventories are stated at the lower of cost or market. Costs are determined using a standard cost method based on a first-in, first-out (FIFO) basis.





                                                                               9

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVANCES TO GROWERS

Advances to growers represent cash advances to third-party growers to be utilized by such growers in farming operations for the Company. These growers, located in the U.S. (55% based on pounds to be provided) and in Mexico (45% based on pounds to be provided) at December 31, 1994 and 1993, grow and harvest field and row crops for the Company under a contract. Terms of the contract include a specific price per pound that the Company will pay upon harvest and delivery of these crops to the Company. There were no reserves for uncollectible advances for the fiscal years ended December 31, 1993 and 1992. Advances to growers is shown less reserves for uncollectible advances of $172,271 as of December 31, 1994.

Advances to growers are recovered when delivery of these crops are made to the Company. The recovery is based on a contractual agreement with the individual growers (see Note 12 for purchase commitments). The Company performs periodic reviews of its growers and determines whether any advances to growers may not be collectible, and at the time of this determination an allowance is established with a corresponding charge to expense. The advances to growers are uncollateralized.

INTANGIBLES

Intangibles consist of the excess of purchase price over the fair value of net assets acquired, formula and process costs, and trademark and trade name costs. All trademark and trade name costs relate to Territorial House. Amortization is computed on a straight-line basis over the useful lives of the assets.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment is stated at cost. The Company provides for depreciation of property, plant, and equipment using primarily accelerated cost recovery and modified accelerated cost recovery methods that approximate a double declining method acceptable under generally accepted accounting principles. Major renewals and betterments are charged to the property accounts while replacements, maintenance, and repairs which do not improve or extend the lives of the respective assets are expensed currently.





                                                                              10

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-TERM INVESTMENTS

Long-term investments consist primarily of investments in limited partnerships and other long-term investments for which no active secondary market exists. The Company's investments in limited partnerships are accounted for on the equity basis of accounting.

INCOME TAXES

Federal

For federal income tax purposes, the Company's shareholder elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.
Accordingly, the Company did not pay federal income taxes; rather, its income was passed directly through to its shareholder for the years ended December 31, 1993 and 1992.

As a result of the reorganization and capital restructuring discussed above, the Company, Ltd., a Texas limited partnership, does not pay federal income taxes; rather, its income is passed directly through to its general and limited partners for the period of January 1, 1994 to December 31, 1994.

The Company's federal income tax returns are subject to examination by taxing authorities. Because the application of tax laws and regulations to many types of transactions is susceptible to varying interpretations, amounts reported in the financial statements could be changed at a later date as a result of examination by taxing authorities.

State

The state of Texas has a provision in its franchise tax statute to include a tax based on income. Under the law, the amount of franchise tax owed by a corporation is the greater of .25% of total capital or 4.5% of the net taxable earned surplus apportioned to Texas sales. Net taxable earned surplus is a term defined by the tax statute and is based on federal taxable income. As a result of the law, the Company has recorded the earned surplus portion of the tax in its financial statements as state income taxes for the years ended December 31, 1994, 1993, and 1992.





                                                                              11

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As a result of the reorganization discussed above, the Company, Ltd., a Texas limited partnership, does not pay state income taxes; rather, its income is passed directly through to its general and limited partners for state income tax purposes for the period of January 1, 1994 to December 31, 1994.

REVENUE RECOGNITION

Product revenue is recognized when the product is shipped. Sales are solicited throughout the year, with a concentration in the fall and continuing through early winter. Sales carry cash, volume, and promotional discounts in conjunction with volumes purchased and payment terms. Revenue from these sales are recorded net of a provision for cash discounts that are anticipated to be earned and deducted at the time of payment by the customer. Additionally, volume and promotional discounts that are anticipated to be earned and deducted at the time of payment by the customer are estimated and reserved for as an accrued liability with a corresponding charge to selling expense. The estimated discounts represent an average of historical amounts taken and are adjusted as program terms are changed.

ADVERTISING

Advertising costs of the Company include costs related to broadcast and print media advertising expenses. Total advertising expense amounted to approximately $29,520,000, $24,920,000, and $19,169,000 for the years ended
December 31, 1994, 1993, and 1992, respectively. For all periods presented, advertising costs are expensed as incurred.

EARNINGS AND DISTRIBUTIONS PER SHARE

Earnings and distributions per share have not been calculated in the accompanying financial statements. For the years ended December 31, 1993 and 1992, all outstanding shares were owned by a sole shareholder. For the year ended December 31, 1994, the sole shareholder owned 100% interest in both the general partner and limited partner of the Company, Ltd.





                                                                              12

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


2.       INVESTMENTS

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective for fiscal years beginning after December 15, 1993. Under the new rules, debt securities that the Company, Ltd. has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Company, Ltd. does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading and are carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of shareholders' equity. Unrealized holding gains and losses on securities classified as trading are reported in earnings.

The Company, Ltd. adopted the provisions of the new standard for investments held as of January 1, 1994. In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle. There was no cumulative effect upon adoption in accordance with the new rules.

The following is a summary of available-for-sale securities held by the Company at December 31, 1994:

                                                           AVAILABLE-FOR-SALE SECURITIES
                                           -------------------------------------------------------------
                                                               GROSS          GROSS
                                                            UNREALIZED      UNREALIZED       ESTIMATED
                                               COST            GAINS          LOSSES         FAIR VALUE
                                           -------------------------------------------------------------
    Marketable equity securities            $  909,003           $-          $ 87,753        $  821,250
    Obligations of states and
      governmental subdivisions              1,832,377            -            23,530         1,808,847
                                           -------------------------------------------------------------
                                            $2,741,380           $-          $111,283        $2,630,097
                                           =============================================================

The gross realized loss on the sales of available-for-sale securities totaled $169,873 for the year ended December 31, 1994. The net adjustment to unrealized holding losses on available-for-sale securities included as a separate component of partners' equity totaled $111,283.





                                                                              13

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


2.       INVESTMENTS (CONTINUED)

The amortized cost of estimated fair value of debt securities at December 31, 1994, by contracting maturity, are shown below:

                                                                                             ESTIMATED
                                                                          COST               FAIR VALUE
                                                                        -------------------------------
    AVAILABLE-FOR-SALE

    Due in one year or less                                             $1,558,526          $1,543,878
    Due after one year through five years                                  273,851             264,969
                                                                        -------------------------------
                                                                        $1,832,377          $1,808,847
                                                                        ===============================

At December 31, 1992, the current portfolio of marketable securities was carried at the lower of aggregate cost or market. Marketable securities included in current assets had a cost of $27,143,618 at December 31, 1992. All investments held at December 31, 1992 were sold in 1993 and a net realized gain of $89,425 on the sale of all marketable securities was included in the determination of net income for 1993.

No valuation allowance was recorded in 1992 since the marketable securities portfolio had an aggregate market value equal to or in excess of aggregate cost.

A net realized gain of $350 on the sale of marketable securities was included in the determination of net income for 1992.

The cost of marketable securities sold was based on the first-in, first-out basis of the shares of each security held at the time of the sale.

3.  INVENTORIES

Inventories consist of:

                                                                          DECEMBER 31
                                                                   1994                1993
                                                                ------------------------------
    Raw materials                                               $2,340,646          $1,796,371
    Packaging materials                                            784,068             706,800
    Finished goods                                               4,487,812           3,564,702
                                                                ------------------------------
                                                                $7,612,526          $6,067,873
                                                                ==============================





                                                                              14

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


4.  NOTE RECEIVABLE FROM SHAREHOLDER

Subsequent to December 31, 1993, the Company transferred its note receivable in the original amount of $55,000,000 to the Company, Ltd. as a part of the reorganization discussed in Note 1. The Company, Ltd. renewed the note receivable to the shareholder for advances of up to an aggregate of $45,000,000. Terms of the new note include interest at 10.32% on the outstanding balance, payable quarterly on the 15th day of April, July, October, and January, and a principal payment of $4,091,000 due on January 15, 1994. The remaining unpaid principal and interest is due on January 15, 1995. There are certain options of extension to the shareholder to repay the unpaid principal balance beyond 1995.

Interest income in the amount of approximately $3,395,018, $3,817,209, and $4,285,894 for the years ended December 31, 1994, 1993, and 1992, respectively, has been recognized on the note receivable from shareholder.

5.  INTANGIBLES

Intangible assets consist of:


                                                                      DECEMBER 31
                                                                 1994             1993            USEFUL LIVES
                                                             -------------------------------------------------
    GOODWILL                                                 $ 4,575,249       $ 4,575,249           40 years
    Accumulated amortization                                  (1,408,913)       (1,294,531)
                                                             -----------------------------
    Book value                                                 3,166,336         3,280,718

    LICENSING AGREEMENT                                        1,060,000         1,060,000           12 years
    Accumulated amortization                                  (1,060,000)       (1,001,105)
                                                             -----------------------------
    Book value                                                         -            58,895

    PACKAGING                                                    196,687            64,364            5 years
    Accumulated amortization                                     (31,486)           (7,269)
                                                             -----------------------------
    Book value                                                   165,201            57,095
                                                             -----------------------------
    Total net book value                                     $ 3,331,537       $ 3,396,708
                                                             =============================





                                                                              15

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


6.  PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consists of:

                                                   DECEMBER 31
                                           1994                    1993             USEFUL LIVES
                                        --------------------------------------------------------
    Land                                $5,312,826              $5,312,826                     -
    Building and plant                   7,705,858               7,262,408            31.5 years
    Furniture and fixtures               1,518,752               1,522,492               7 years
    Leasehold improvements               1,085,887                 926,833            31.5 years
    Machinery and equipment             24,951,963              22,352,848           5 - 7 years
    Automobiles                            153,003                 130,315               5 years
    Projects in process                  2,097,719               2,029,273                     -
                                        ----------------------------------
                                        42,826,008              39,536,995

    Less accumulated
      depreciation                      17,714,487              13,306,090
                                       -----------------------------------
                                       $25,111,521             $26,230,905
                                       ===================================

7.  ACCRUED EXPENSES

Accrued expenses shown in the current liabilities section of the financial statements consist of the following:

                                                             DECEMBER 31
                                                       1994              1993
                                                   ------------------------------
   Accrued salaries, benefits, and
      related expenses                             $1,927,931          $2,385,835
   Accrued selling expenses                         2,027,889           2,756,719
   Accrued interest payable                           281,111                   -
   Other                                              452,864             538,818
                                                   ------------------------------
                                                   $4,689,795          $5,681,372
                                                   ==============================





                                                                              16

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


8.       OTHER ACCRUED LIABILITIES

Other accrued liabilities represents an executive incentive bonus program. The incentive bonus is calculated on an annual basis as a multiple of adjusted company earnings. The incentive bonus is expensed as earned although payout of earned incentive bonus amounts does not occur until a future period and is in accordance with the plan's payout provisions.

9.       REVOLVING LINE OF CREDIT AND LONG-TERM DEBT

At December 31, 1993, the Company had a $10,000,000 revolving line of credit at prime or LIBOR plus .75%, expiring on January 15, 1994. As of December 31, 1993, the Company had $10,000,000 available. In addition, the Company had $2,000,000 available for standby letters of credit, of which $1,193,000 was outstanding as of December 31, 1993. Available amounts expired in June of the following year.

In January 1994, the Company, Ltd. refinanced the Company's original $10,000,000 revolving line of credit to $12,000,000, at prime or LIBOR plus
 .75%, of which $5,000,000 could be used for standby letters of credit. In March of 1994, the Company entered into a new $40,000,000 credit agreement which expires on May 1, 1997. Under the new credit agreement, the Company must maintain a $20,000,000 promissory note with the financial institution to have an additional $20,000,000 committed by the financial institution. The credit agreement provides an interest rate of prime or LIBOR plus .75%. Loans drawn on the additional $20,000,000 commitment are subject to bid from other financial institutions thereby causing these interim bid loans to charge interest at or below prime or LIBOR plus .50%. Interim bid loans accepted from other financial institutions reduce the additional $20,000,000 committed by the financial institution. Amounts outstanding with the primary financial institution cannot exceed $30,000,000. At December 31, 1994, the Company, Ltd. had available $20,000,000 under the $40,000,000 credit agreement. Commitment fees are paid by the Company, Ltd. for unused committed funds available at the financial institution at a rate of .25%. The credit agreement has restrictive loan covenants. Loan covenants restrict the Company's indebtedness to the general and limited partners, defines acceptable investments, and limits capital expenditures as well as distributions. Covenants also include certain covenant calculations based on financial results. As of December 31, 1994, the





                                                                              17

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


9.       REVOLVING LINE OF CREDIT AND LONG-TERM DEBT (CONTINUED)

Company, Ltd. has $20,000,000 outstanding under its credit agreement. The outstanding principal balance is due on May 1, 1997, with interest payable quarterly and all unpaid interest due at maturity.

Additionally, with the new credit agreement, the Company, Ltd. replaced the $12,000,000 line of credit with a new $8,000,000 line of credit, which expires on March 22, 1995, at prime or LIBOR plus .75%, of which $2,000,000 can be used for standby letters of credit. The outstanding principal balance is due on March 22, 1995, with interest payable quarterly and all unpaid interest due at maturity. As of December 31, 1994, the Company, Ltd. had not utilized the $8,000,000 line of credit other than for approximately $1,000,000 in outstanding letters of credit.

The Company had long-term debt agreements with financial institutions amounting to $36,818,000, as well as a current portion of $4,091,000 as of December 31, 1992, which were subsequently paid in full during 1993. The early extinguishment of debt resulted in prepayment penalty interest of $2,248,170, net of state income taxes of $105,935. The note agreements contained restrictive covenants which the Company met or had waived by the lender. In addition, the shareholder was restricted to cash withdrawals based on certain financial ratios and a percentage of net earnings as defined by the note agreements.

10.      EMPLOYEE BENEFIT PLANS

PENSION PLAN

The Company has a defined benefit pension plan (Pension Plan) covering substantially all of its associates. The benefits are based upon a formula utilizing years of service and a percentage of monthly income in relationship to projected Social Security Compensation at age 65. The Company's funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amount as the Company may determine to be appropriate from time to time.

Contributions provide for benefits attributed to service to date and also for those expected to be earned in the future.





                                                                              18

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


10.      EMPLOYEE BENEFIT PLANS (CONTINUED)

The following table sets forth the Pension Plan's funded status and amounts recognized in the Company's balance sheet at 1994, 1993, and 1992:

                                                                                          DECEMBER 31
                                                                         1994                 1993              1992
                                                                      -------------------------------------------------
   Actuarial present value of benefit obligations:
         Accumulated benefit obligation, including
           vested benefits of $1,368,734, $1,462,194,
           and $229,571 at December 31, 1994, 1993,
           and 1992, respectively                                     $1,724,145           $1,758,909        $1,139,361
                                                                      =================================================

   Projected benefit obligation for service rendered
      to date                                                         $3,223,911           $3,521,347        $2,483,864
   Plan assets at fair value, primarily cash
      equivalents, marketable securities, and bonds                    2,091,427            1,425,954         1,367,455
                                                                      -------------------------------------------------

   Plan assets deficient of projected benefit
      obligations                                                      1,132,484            2,095,393         1,116,409
   Unrecognized net gain from past experience
      different from that assumed and effects of
      changes in assumptions                                           1,069,710            1,560,273           964,393
                                                                      -------------------------------------------------

   Current pension obligation accrued                                 $   62,774           $  535,120        $  152,016
                                                                      =================================================
   Net pension cost included the following
      components:
         Service cost - benefits earned during the
           period                                                     $  408,508           $  405,441        $  303,300
         Interest cost on projected benefit
           obligations                                                   190,051              196,487           143,056
         (Gain)/loss on plan assets                                      186,169              (56,982)          (42,390)
         Net amortization and deferral                                  (306,582)             (35,188)          (75,220)
                                                                      -------------------------------------------------

   Net periodic pension cost                                          $  478,146           $  509,758        $  328,746
                                                                      =================================================





                                                                              19

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


10.      EMPLOYEE BENEFIT PLANS (CONTINUED)

The discount rate was 7.5%, 7.25%, and 8.0% at December 31, 1994, 1993, and 1992, respectively. The expected long-term rate of return on plan assets was 8.5% in 1994, 1993, and 1992.

ASSOCIATE SAVINGS PLAN

The Company has an Associate Savings Plan covering all eligible associates of the Company who have completed one year of service. The Company matches up to 75% of the associates' contributions with a ceiling on the matching of 4% of the participant's compensation. The Company contributed approximately $80,405, $71,085, and $116,000 for the years ended 1994, 1993, and 1992, respectively. The associate contribution limitations are determined by formulas which limit the upper one-third of the plan members from contributing amounts that would cause the Plan to be top-heavy. The overall contribution is limited to 14% of the associate's compensation.

11.      RELATED PARTY TRANSACTIONS

The Company had loans to officers amounting to approximately $1,070,000 and $951,000 for the years ended December 31, 1994 and 1993, respectively. Additionally, the Company has a receivable due from its shareholder
(see Note 4).

12.      COMMITMENTS

As of December 31, 1993, the Company had outstanding purchase commitments of $35,012,243 and $265,241, respectively, for raw materials and machinery and equipment expiring at various dates through 1994. At December 31, 1994, purchase commitments were $37,337,392 and $250,000, respectively, for raw materials and machinery and equipment expiring at various dates through 1994 and 1995.

In addition, at December 31, 1993, the Company had outstanding purchase commitments expiring at various dates in 1994 of $12,510,005 to growers for the purchase of field and row crops to be harvested and delivered to the Company after December 31, 1993. Outstanding purchase commitments to growers at December 31, 1994 amounted to $22,076,230 and expire at various dates in 1995.





                                                                              20

                                Pace Foods, Ltd.

                           December 31, 1994 and 1993


12.      COMMITMENTS (CONTINUED)

The Company leases certain of its inventory warehouses and office space under operating leases expiring at various dates through 1994. Terms of these agreements generally range from 1 - 5 years and may include renewal options for various terms of up to 10 years. Total rental expense for operating leases amounted to $1,195,387, $651,278, and $860,238 for the years ended December 31, 1994, 1993, and 1992, respectively.

The minimum rental commitments under all operating leases with initial or remaining terms of more than one year are as follows:


                                                                                 DECEMBER 31

                                                                           1994                1993
                                                                        ------------------------------
    1994                                                                $        -          $1,026,531
    1995                                                                 1,028,228             968,283
    1996                                                                   856,382             803,806
    1997                                                                   668,154             664,430
    1998                                                                   529,196             527,198
    1999 and thereafter                                                          -                   -
                                                                        ------------------------------
                                                                        $3,081,960          $3,990,248
                                                                        ==============================

13.  RESEARCH AND DEVELOPMENT COSTS

Research and development costs charged to administrative expenses amounted to $1,444,742, $1,386,204, and $2,281,580 for the years ended December 31, 1994,
1993, and 1992, respectively.

14.  CONTINGENCIES

At December 31, 1994, 1993, and 1992, the Company was involved in certain claims. Management believes that the ultimate outcome of these claims is not determinable at December 31, 1994 and 1993, if settled, would not have a materially adverse effect on the Company's financial statements.

15.  SUBSEQUENT EVENT

On January 30, 1995, certain assets and liabilities of Pace Foods, Ltd. were acquired by Campbells Soup Company in a transaction accounted for as a purchase. Subsequent to the sale of Pace Foods, Ltd. the shareholder paid discretionary bonuses to employees and executives of the Company amounting to approximately $35 million.





                                                                              21

                                   SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, CAMPBELL SOUP COMPANY HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.



                                       CAMPBELL SOUP COMPANY


                                       BY: /s/ JOHN J. FUREY
                                          --------------------------------
                                          JOHN J. FUREY
                                          CORPORATE SECRETARY


DATE:  SEPTEMBER 3, 1996





                                                                              22